UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 4, 2008, ModusLink Global Solutions, Inc. (the “Company”) announced a restructuring plan pursuant to which approximately 20% of the employee positions in its Americas and Europe regions will be eliminated and certain facilities will be closed. These actions, which will be executed in phases, are expected to result in restructuring charges in the range of $12 million to $17 million. The restructuring actions are being taken as a result of the weakened global economy.

The first phase, which was committed to by management of the Company on October 16, 2008 (“Phase I”), is expected to be completed by the end of fiscal 2009. The Company expects to incur approximately $12 million in restructuring charges in connection with Phase I. Of the approximately $12 million, $6.8 million is related to severance benefit obligations (for which a restructuring charge was recorded in the quarter ended October 31, 2008) and approximately $5.0 million is an estimate related to facility closures and/or lease obligation terminations (for which a restructuring charge will be taken in a future period in accordance with U.S. generally accepted accounting principles). The entire $12 million restructuring charge will result in future cash expenditures expected to be completed by fiscal year 2011. Phase II is expected to include severance benefit obligations and facility closures and/or lease obligation terminations in the aggregate estimated amount of $5 million, all of which will result in future cash expenditures.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of the Company’s management as of the date hereof based on information currently available to the Company’s management. Use of words such as “expects” and “anticipates” or similar expressions indicate a forward-looking statement and include those statements regarding the restructuring charges and costs in the first fiscal quarter of 2009, the charges attributable to severance and other personnel-related expenses, and total cash expenditures in connection with the Company’s cost reduction measures. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions. Actual results may differ materially from the forward-looking statements the Company makes. See the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008, including the information set forth therein under the caption “Risk Factors,” for a discussion of certain risks associated with our business. We disclaim any obligation to update forward-looking statements as a result of new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: December 10, 2008	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer